Exhibit 99.1

Intelsat Files Plan of Reorganization with the Support of Key Creditor Groups

Provides for Reduction of Company’s Debt by More Than Half, from Nearly $15 Billion to $7 Billion

Paves the Way for Emergence with Strengthened Balance Sheet in Second Half of 2021

MCLEAN, VA – February 12, 2021 – Intelsat S.A. (OTC: INTEQ), operator of the world’s largest and most advanced satellite fleet and connectivity infrastructure, today announced that it has obtained the support of key creditor constituencies on the terms of a comprehensive financial restructuring that would reduce the Company’s debt by more than half – from nearly $15 billion to $7 billion – and position the Company for long-term success.

The Company is filing a proposed Plan of Reorganization in its Chapter 11 proceedings pending before the U.S. Bankruptcy Court for the Eastern District of Virginia, Richmond Division, accompanied by an explanatory Disclosure Statement. The Plan, which has been the subject of extensive negotiations with the Company’s creditors and resolves a multitude of complex issues among them, has the support of holders of approximately $3.8 billion of the Company’s funded debt. These supporting creditors have executed a Plan Support Agreement that binds their support for the Company’s Plan. Intelsat looks forward to continuing to engage with all stakeholders to gain additional support for its Plan across the capital structure.

The Company is requesting a hearing on March 17, 2021 to seek Court approval of the Disclosure Statement and establish procedures to solicit votes on the Plan.

Intelsat announced on May 13, 2020 its decision to undertake a financial restructuring process to position the Company for long-term success and allow for the business to emerge with a strengthened balance sheet to complement its strong operating model already in place. Today’s filings and the significant consensus already achieved on the Plan pave the way for the Company’s emergence from the Chapter 11 proceedings in the second half of 2021.

Additional Information

Additional information regarding Intelsat’s financial restructuring is available at Intelsatonward.com. Court filings are available at https://cases.stretto.com/intelsat, by calling the Company’s claims agent, Stretto, at (855) 489-1434 (toll-free) or (949) 561-0347 (international), or by emailing intelsatinquiries@stretto.com.

Kirkland & Ellis LLP is serving as legal counsel, PJT Partners is serving as financial advisor, and Alvarez & Marsal is serving as restructuring advisor to the Company.

About Intelsat

As the foundational architects of satellite technology, Intelsat operates the world’s largest and most advanced satellite fleet and connectivity infrastructure. We apply our unparalleled expertise and global scale to connect people, businesses and communities, no matter how difficult the challenge. Intelsat is uniquely positioned to help our customers turn possibilities into reality – transformation happens when businesses, governments, and communities use Intelsat’s next-generation global network and managed services to build their connected future. Imagine here, with us, at www.intelsat.com.

Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates and may include, for example, statements regarding (i) the voluntary cases commenced by the Company and certain of its subsidiaries (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), (ii) the Company’s ability to obtain confirmation of the Plan, (iii) the Company’s ability to complete the financial restructuring and to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a reorganization process under Chapter 11, including: confirmation of the Plan; consummation of the financial restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s financial restructuring, motions regarding net operating losses, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP financing and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees, and other third parties and regulatory authorities as a result of the filing of the Chapter 11 Cases, including the U.S. Federal Communications Commission (the “FCC”) and compliance with FCC orders, such as the order associated with the C-band spectrum clearing mentioned above; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the terms and conditions of the financial restructuring, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the financial restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Media Contacts:

Meghan Macdonald

meghan.macdonald@intelsat.com, (571) 314-4815

Kekst CNC

Sherri L. Toub / Ruth Pachman / Ross Lovern

sherri.toub@kekstcnc.com / ruth.pachman@kekstcnc.com / ross.lovern@kekstcnc.com

Investor Contact:

Tahmin Clarke

investor.relations@intelsat.com

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